UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2005

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 1.01.  Entry into a Material Definitive Agreement

On November 22, 2005, Solomon Technologies, Inc. (the “Company”) entered into an agreement with Oliver Street Finance LLC (“Oliver Street”) pursuant to which Oliver Street will provide funding to the Company to prosecute the Company’s patent infringement action against Toyota Motor Corporation, Toyota Motor Sales U.S.A., Inc. and Toyota Motor Manufacturing North America (collectively, “Toyota”). Under the terms of the agreement, Oliver Street will pay all legal fees and out-of pocket expenses billed by the Company’s special patent counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz”), in connection with the litigation against Toyota (the “Litigation”) and approved by the Company in exchange for a portion of any recovery that the Company receives in the Litigation equal to the greater of 40% of the recovery or the actual amount of legal fees and expenses Oliver Street pays on the Company’s behalf. Michael D’Amelio, a director of the Company, is also affiliated with Oliver Street.

On November 17, 2005, the Company and Woodlaken LLC (“Woodlaken”), Jezebel Management Corporation (“Jezebel”), Pinetree (Barbados), Inc. (“Pinetree”) and Coady Family LLC (“Coady,” and together with Woodlaken, Jezebel and Pinetree, the “Investors”) entered into an agreement to amend the promissory notes in such aggregate principal amount of $750,000 issued by the Company to the Investors between March and September 2005 (the “Notes”) extending the maturity date of the Notes from December 1, 2005 to January 31, 2006.

On November 18, 2005, the Company borrowed $100,000 from Pinetree and $100,000 from Jezebel and issued promissory notes in such principal amounts to Pinetree and Jezebel. The new notes bear interest at a rate of 12% per annum and mature on January 31, 2006. The new notes have substantially the same terms as the Notes and with the Notes are secured by a first priority security interest in all of the tangible and intangible assets of the Company.

Pinetree currently owns 1,171,474 shares of Series A Preferred Stock of the Company and holds warrants to purchase 1,771,474 shares of common stock of the Company. The president of Jezebel is Michael D’Amelio, a director of the Company. Jezebel currently owns 250,000 shares of Series A preferred stock of the Company and holds a warrant to purchase 500,000 shares of common stock of the Company.

The board of directors of the Company has authorized the Company to borrow up to an additional $300,000 from Woodlaken, Jezebel, Pinetree, Coady and others on the same terms as the Notes and the new notes issued to Pinetree and Jezebel.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As more fully described under Item 1.01, on November 18, 2005, the Company borrowed $100,000 from Pinetree and $100,000 from Jezebel and issued promissory notes in such principal amounts to Pinetree and Jezebel. The notes are secured by a first priority security interest in all of the tangible and intangible assets of the Company. The notes may be accelerated by Pinetree and Jezebel upon the occurrence of certain events of default, including the Company’s bankruptcy or liquidation or breach of any of the Company’s representations or obligations under the notes. The notes mature on January 31, 2006.

Item 7.01  Regulation FD Disclosure

On November 23, 2005, the Company formally engaged Mintz to represent the Company in connection with the Litigation. On November 22, 2005, the Company entered into the agreement with Oliver Street described in Item 1.01 above under which Oliver Street will provide funding to the Company to prosecute the Litigation.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

       Exhibit No.     Description
        10.1       Agreement dated November 22, 2005 between the Company and Oliver Street

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated: November 22, 2005	By: /s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr.
President
(Principal Executive Officer)